Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reaches Agreement for

Recommended Acquisition of Codemasters Group Holdings PLC

UK-based publisher and game developer renowned for titles in the racing genre

Acquisition anticipated to be completed in the first quarter of calendar 2021

New York, NY – November 10, 2020 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced that it has reached an agreement with the Board of Codemasters for the recommended acquisition of Codemasters, the UK-based game publisher and developer. In the transaction, Codemasters’ shareholders will be entitled to receive 120 pence (*approximately $1.58) in cash and 0.02834 shares of Take-Two common stock for each ordinary share of Codemasters. Based on Take-Two’s closing share price of $168.68 and the exchange rate of US$1.31:£1 on November 5, 2020 (being the day prior to rumors of Take-Two’s possible interest in Codemasters), the transaction values each Codemasters’ share at 485 pence ($6.39) and an implied equity value of approximately £759 million ($994 million). The acquisition is anticipated to be completed in the first quarter of calendar 2021.

“We are exceedingly pleased to announce this recommended transaction with the Board of Codemasters,” said Strauss Zelnick, Chairman and CEO of Take-Two. “Codemasters has a renowned history of creating some of our industry’s most beloved and commercially successful racing franchises, and we believe that their offerings will be highly complementary to our sports portfolio and enhance further our organization’s long-term growth. Moreover, we look forward to welcoming Codemasters’ senior management and development teams into our Take-Two family, and sharing in our vision to deliver the highest quality entertainment experiences and aim to be the most innovative, creative and efficient company in our industry.”

“With a leading position in sports gaming, the Board of Codemasters firmly believes the Company will benefit from Take-Two’s broad capabilities which will help propel the long term success of Codemasters.” said Gerhard Florin, the Chairman of Codemasters. “In recommending this offer to shareholders, the Board of Codemasters believes it is in the best interests of all stakeholders in the Company. Take-Two’s offer reflects the great work the management team has done since listing on AIM in 2018 at 200p and delivers an excellent return for shareholders in just two and a half years.”

Strategic Rationale:

•

Take-Two believes that the combination of Take-Two and Codemasters would bring together two world-class interactive entertainment portfolios, with a highly complementary fit between Take-Two’s 2K label and Codemasters. Take-Two believes that it can bring benefits to Codemasters’ performance by leveraging Take-Two’s global distribution and marketing infrastructure, together with Take-Two’s core operating expertise in live operations, analytics, product development, and brand and performance marketing.

•	The Take-Two Board believes there is a compelling strategic and financial rationale for the acquisition because it:

•

Creates a global leader in interactive entertainment publishing through the combination of Take-Two and Codemasters’ complementary and critically-acclaimed sports and racing franchises and world-class creative teams;

•	Enhances diversity and revenue visibility of the Take-Two IP portfolio through the addition of Codemasters’ regular title release cadence and high-quality racing titles;

•	Delivers compelling financial benefits for the combined entities – growth, earnings and operating margin accretive; and

•	Provides enhanced revenue opportunity and cost synergy potential.

•

The combination is expected to be accretive to Take-Two’s pro forma adjusted net income per share (excluding Take-Two’s customary adjustments used by its management and the Take-Two Board to adjust Take-Two’s US GAAP financial results) from the first full fiscal year following completion of the acquisition, which is anticipated to be Take-Two’s fiscal year 2022, ending March 31, 2022.

•

Frank Sagnier, Chief Executive Officer of Codemasters, and Rashid Varachia, Chief Financial Officer of Codemasters, along with the senior executive management team of Codemasters intend to remain with Codemasters following completion of the acquisition and will continue to lead the Codemasters business within Take-Two’s organization and its 2K label.

For more information on the acquisition, please visit https://www.take2games.com/codemasters-group.

Goldman Sachs International is acting as financial adviser to Take-Two and Willkie Farr & Gallagher LLP and Harbottle & Lewis LLP are acting as the legal advisers to Take-Two. Axinn, Veltrop & Harkrider LLP and Van Bael & Bellis are acting as antitrust legal advisers to Take-Two.

Jefferies International Limited is acting as financial adviser and joint-broker, and Liberum Capital Limited is acting as nominated adviser and joint-broker to Codemasters, in respect of the Acquisition. Gowling WLG (UK) LLP (as to English law) and Reed Smith LLP (as to US law) are acting as the legal advisers to Codemasters.

*	US$ equivalent values are stated at an exchange rate £1:$1.31.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division, and Social Point. Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the effect of the announcement of the Acquisition on our business relationships, operating results and business generally; the occurrence of any event or other circumstances that could give rise to the termination of the Acquisition, or the failure to satisfy conditions to completion of the Acquisition, including the receipt of all required regulatory approvals; our ability to successfully integrate Codemasters’ operations and employees; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on consumer demand and the discretionary spending patterns of our customers; the impact of reductions in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of potential inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our Grand Theft Auto and NBA 2K products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation 5 and Xbox Series X; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.

Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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